Exhibit 99.2

Monsanto Company
800 North Lindbergh Blvd
St. Louis, Missouri 63167

Fourth Quarter and 12 Months 2004
Supplemental Data
Unaudited

	Fourth	Fourth		12	12
Net sales by geography*	Quarter	Quarter		Months	Months
($ in millions)	2004	2003	% Change	2004	2003	% Change
North America	$670	$770	(13)%	$3,215	$3,076	5%
Latin America	$321	$316	2%	$1,085	$887	22%
Europe-Africa	$189	$160	18%	$777	$683	14%
Asia-Pacific	$78	$57	37%	$380	$264	44%
TOTAL COMPANY	$1,258	$1,303	(3)%	$5,457	$4,910	11%

Net trade receivables by	As of	As of
geography*	Aug. 31,	Aug. 31,	Higher/
($ in millions)	2004	2003	(lower)
United States	$758	$1,243	$(485)
Argentina	$117	$229	$(112)
Brazil	$228	$256	$(28)
All other countries	$581	$568	$13
TOTAL COMPANY	$1,684	$2,296	$(612)

	Fourth	Fourth		12	12
Gross profit	Quarter	Quarter		Months	Months
($ in millions)	2004	2003	% Change	2004	2003	% Change
Corn seed and traits	$61	$60	2%	$639	$505	27%
Soybean seed and traits	$29	$(10)	390%	$429	$334	28%
All other crops seeds and traits	$91	$53	72%	$302	$234	29%
Roundup and other glyphosate-based herbicides	$220	$336	(35)%	$709	$698	2%
All other agricultural productivity products	$111	$148	(25)%	$488	$531	(8)%
TOTAL COMPANY	$512	$587	(13)%	$2,567	$2,302	11%

*	Attributed to relevant Monsanto legal entities. For example, a sale from the United States to a customer in Latin America is reported as a U.S. export sale.